EXHIBIT 21.1

              SUBSIDIARIES OF TOTAL ENTERTAINMENT RESTAURANT CORP.
                              AS OF MARCH 18, 1998



                        Alabama Fox & Hound, Inc.
                        Fox & Hound of Colorado, Inc.
                        TENT Finance, Inc.
                        Bailey's Sports Grille, Inc.
                        F & H Restaurant Corp.
                        F & H Restaurant of Georgia, Inc.
                        Fox & Hound of Illinois, Inc.
                        Fox & Hound of Indiana, Inc.
                        F & H of Iowa, Inc.
                        Fox & Hound of Kansas, Inc.
                        Fox & Hound of Michigan, Inc.
                        Fox & Hound of Missouri, Inc.
                        Fox & Hound of Nebraska, Inc.
                        Fox & Hound of Ohio, Inc.
                        Pennsylvania Fox & Hound, Inc.
                        Fox & Hound of Tennessee, Inc.
                        Fox & Hound, Inc.
                        Fox & Hound II, Inc.
                        F & H Dallas, L.P.
                        Fox & Hound Club (non-profit)
                        Midway Entertainment, Ltd.
                        N. Collins Entertainment, Ltd.
                        505 Entertainment, Ltd.
                        N. Collins Beverage, Inc.
                        505 Beverage, Inc.